Exhibit 10.14

THE PRINCIPAL AMOUNT OF THIS NOTE IS DETERMINED PURSUANT TO THE TERMS OF SECTION 1 HEREOF. THIS NOTE IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN SECTION 9 HEREOF. THIS NOTE WAS ORIGINALLY ISSUED ON NOVEMBER 13, 2019 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF NOVEMBER 13, 2019, BY AND AMONG BERKSHIRE BANK, A MASSACHUSETTS CORPORATION (THE “SENIOR CREDITOR”), TO OR FOR THE ACCOUNT OF TOTALSTONE, LLC, A LIMITED LIABILITY COMPANY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE (“TOTALSTONE”), AND NORTHEAST MASONRY DISTRIBUTORS, LLC (F/K/A NEM PURCHASER, LLC), A LIMITED LIABILITY COMPANY DULY ORGANIZED AND VALIDLY EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE (“NORTHEAST” AND COLLECTIVELY WITH TOTALSTONE, THE “BORROWER”), AVELINA MASONRY, LLC (F/K/A NORTHEAST MASONRY DISTRIBUTORS, LLC), A DELAWARE LIMITED LIABILITY COMPANY (THE “JUNIOR CREDITOR” AND COLLECTIVELY WITH THE SENIOR CREDITOR, THE “CREDITORS”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWER PURSUANT TO THAT CERTAIN ASSET PURCHASE AGREEMENT BY AND AMONG NORTHEAST, THE JUNIOR CREDITOR, THE AVELINA COMPANIES, INC., A MASSACHUSETTS CORPORATION, IN ITS INDIVIDUAL CAPACITY, AND JAMES PALATINE, AN INDIVIDUAL, DATED AS OF NOVEMBER 13, 2019, AS AMENDED, MODIFIED OR SUPPLEMENTED AND AS MAY FROM TIME TO TIME HEREAFTER BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED (THE “ASSET PURCHASE AGREEMENT”) AS SUCH ASSET PURCHASE AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, TO THE EXTENT PERMITTED BY THE SUBORDINATION AGREEMENT.

EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

NON-NEGOTIABLE SECURED SUBORDINATED
PROMISSORY NOTE

For value received and subject to the terms and conditions contained in this Non-Negotiable Secured Subordinated Promissory Note (this “Note”), TotalStone, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to Northeast Masonry Distributors, LLC, a Delaware limited liability company, its successors and assigns (the “Holder”), the principal sum of TWO MILLION SEVEN THOUSAND EIGHT HUNDRED AND SIXTY SIX DOLLARS and FORTY CENTS ($2,007,866.40) with interest thereon as set forth herein.

This Note is issued by the Company to the Holder pursuant to that certain Asset Purchase Agreement, dated the date hereof, by and among NEM Purchaser, LLC, a Delaware limited liability company and an affiliate of the Company (the “Buyer”), as buyer, and Northeast Masonry Distributors, LLC, as seller (“Seller”), and The Avelina Companies, Inc. and James Palatine, as the owners of the Seller (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), and this Note is the “Secured Subordinated Note” referred to therein. Certain defined terms used herein shall have the meanings ascribed to such terms in Section 8 hereof. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

1. Principal. Subject to the Intercreditor Agreement, the outstanding principal amount shall be paid in consecutive monthly principal installments in the amount of $48,000, the first of which shall commence on June 13, 2021, with a final payment of any unpaid balance of principal and interest payable on November 13, 2022.

2. Interest.

(a) Except as otherwise provided in Section 2(b) hereof, interest on this Note shall accrue shall at a rate per annum equal to the sum of LIBOR plus four and one half percent (4.50%) (as applicable, the “Contract Rate”), provided that in no event shall LIBOR be less than one percent (1%). Interest shall be computed on the basis of a 360-day year, and, subject to the Intercreditor Agreement, shall be payable in arrears on a monthly basis on the first day of each month and shall be calculated on the actual principal amount outstanding during such month.

(b) Subject to the Intercreditor Agreement, after the occurrence and during the continuation of an Event of Default (as defined in Section 6 hereof), interest on the outstanding principal amount of this Note, at the option of Holder, may accrue at a rate per annum equal to the then applicable rate plus three percent (3%) until such Event of Default has been cured or remedied by the Company or waived by the Holder. If any such default interest is not permitted to be paid by the Intercreditor Agreement, such default interest shall accrue (but, for the avoidance of doubt, not paid in-kind) until the Discharge of Senior Indebtedness (as defined in the Intercreditor Agreement) and shall then be paid in-kind upon the Discharge of Senior Indebtedness.

(c) In the event that any interest rate provided for herein shall exceed the maximum lawful rate, such interest rate shall be limited to such maximum lawful rate. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without premium or penalty.

3. Rights of Setoff. Subject to and in accordance with the Purchase Agreement, the Company shall be entitled to set off undisputed payments due and owing to the Buyer under the Purchase Agreement against payments due and owing to or which shall become owing to Holder pursuant to the terms of this Note. If the Company elects to exercise its right of set off, any amounts so set off shall be applied first, to accrued interest and second, to principal outstanding under this Note.

4. Intentionally Omitted.

5. Subordination and Security.

(a) All obligations owing to the Holder pursuant to this Note are and shall be subordinate to the Senior Obligations (as defined in the Intercreditor Agreement) in accordance with the terms of the Intercreditor Agreement.

(b) All obligations owing to the Holder pursuant to this Note are being guaranteed by NEM Purchaser, LLC (the “Guarantor”) pursuant to the Guaranty.

(c) All obligations owing to the Holder pursuant to this Note, if any, shall be secured by a security interest in, and lien on, all assets or property of Guarantor and the Company and its subsidiaries as provided in the Security Agreement, which security interest and lien shall be subordinate to the security interest and lien securing the Senior Obligations as provided in the Intercreditor Agreement.

6. Financial Reporting. The Company shall provide financial statements to the Holder within forty-five (45) days after the end of each fiscal quarter, or at such other times that the Company provides any financial statements to the Lender under the Senior Credit Agreement (as defined in the Intercreditor Agreement) (the “Senior Lender”). Such financial statements shall be in the same form, and with the same certifications as provided to, the Senior Lender.

7. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder (which Event of Default shall be deemed continuing until waived in writing by the Holder or cured to the satisfaction of the Holder):

(a) Company shall fail to make payment when due of any principal or interest on this Note when due and payable and such default shall continue unremedied for a period of three (3) Business Days; or

(b) the commencement of any proceedings (i) in bankruptcy by or against Company or any Guarantor, (ii) for the liquidation or reorganization of Company or any Guarantor or (iii) for the readjustment or arrangement of Company’s or any Guarantor’s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving Company or any Guarantor and, in any such case, such proceeding shall continue for sixty (60) days without having been dismissed or an order or decree approving or ordering any of the foregoing shall be entered; or

(c) the appointment of a receiver or trustee over Company or any Guarantor or over all or a substantial part of Company’s assets and such appointment shall continue for sixty (60) days without having been dismissed; or

(d) Company or any Guarantor shall (i) file a petition in bankruptcy or petition to take advantage of any insolvency act, (ii) make an assignment for the benefit of its creditors, (iii) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of Company or of the whole or any substantial part of Company’s or a Guarantor’s property or (iv) file a petition or answer seeking reorganization or arrangement or similar relief under the United States Bankruptcy Code;

(e) this Note, the Security Agreement or any Guaranty shall at any time for any reason, without the written consent of Holder, terminate, become void or unenforceable or cease to be in full force and effect;

(f) an event of default shall have occurred under the Senior Credit Agreement and the lenders thereunder (or an agent on their behalf) shall have accelerated the maturity of the indebtedness under the Senior Credit Agreement as a result thereof; or

(g) the occurrence of any of the following: (i) any of Borrower or any Guarantor sells substantially all of its assets to another person or entity, or (ii) substantially all of the equity interests in any of Borrower or any Guarantor are sold or transferred to another person or entity, or (iii) any of Borrower or any Guarantor merges with or into another entity, except a majority of the board of directors (or similar governing body), in each case, such other entity consists of the same members of the board of directors (or similar governing body) of the Company as of the date of this Note.

8. Remedies. Subject to the Intercreditor Agreement,

(a) Upon the occurrence of an Event of Default specified in Section 6(b), (c) (d) or (g), the outstanding principal hereunder, together with all accrued interest thereon, shall immediately become due and payable. Upon the occurrence and during the continuance of any other Event of Default, the Holder may, at its option, declare the entire outstanding principal and accrued interest thereon to be immediately due and payable, by written notice to the Company, together with accrued interest thereon, without presentment, demand, protest or other formalities of any kind (other than the written notice specified above), all of which are hereby expressly waived by the Company.

(b)  The Holder may take any action against the Company and the Guarantor available to it under the Security Agreement or at law or in equity or by statute or otherwise.

(c)  No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

9. Definitions.

(a) “Business Day” means any weekday other than a weekday on which banks in New York, New York are authorized or required to be closed.

(b) “Fiscal Year” means the period beginning on January 1st of any year and ending on December 31st of any year.

(c) “Guaranty” means that certain Guaranty given by the Company and the Buyer in favor of the Holder dated as of November 13, 2019.

(d) “Intercreditor Agreement” has the meaning assigned to such term in the legend to this Note.

(e) “LIBOR” or “London Interbank Offered Rate” or shall mean, relative to any Interest Period, the offered rate for delivery in two (2) London Banking Days (as defined below) of deposits of U.S. Dollars which the British Bankers Association fixes as its one (1) month London Interbank Offered Rate and which appears in the “Money Rate” of the Wall Street Journal or any successor publication (or in the event that such rate is no longer published in the Wall Street Journal, a comparable index or reference selected by Lender) as of 11:00 a.m. London Time on the day on which the Interest Period commences, and for a period approximately equal to such Interest Period . If the first day of any Interest Period is not a day which is both a (i) Business Day, and (ii) a day on which United States dollar deposits are transacted in the London interbank market (a London Banking Day”), LIBOR shall be determined in reference to the next preceding day which is both a Business Day and a London Banking Day. If the British Bankers Association, or its successors, shall no longer publish the “LIBOR RATE” for one (1) month, then LIBOR shall mean the average of the one (1) month LIBOR Rate set, determined or announced on a periodic basis by the three (3) largest London banks. Notwithstanding the foregoing, if LIBOR as determined under any method above would be less than zero percent (0%) such rate shall be deemed to be one percent (1.00%) for purposes of this Agreement. If for any reason the Holder cannot determine such offered rate by ICE Benchmark Administration Limited (or such successor), the Holder and Company shall in good faith work together to establish a replacement rate in lieu of LIBOR and the applicable margin that is broadly accepted in the U.S. as the then-prevailing market practice for secured loans, applied in a manner reasonably determined by the Holder and the Company to be consistent with such then-prevailing market practice.

(f) “Security Agreement” means that certain Security Agreement, by and among the Buyer, the Holder and the Company dated as of November 13, 2019.

(g) “Senior Credit Agreement” means that certain Revolving Credit, Term Loan and Security Agreement, by and between the Company, as Borrower, and Berkshire Bank, as lender, dated as of December 20, 2017, as amended.

10. Restrictions on Transfer. The Holder of this Note (including the original Holder) may sell, transfer, assign, negotiate, pledge or otherwise dispose of this Note without the prior written consent of the Company (which consent may be granted or withheld in the sole discretion of the Company); provided, however, that the Holder may transfer and assign this Note, or any portion thereof, to one or more of its affiliates that are controlled by the same persons that control Northeast Masonry Distributors, LLC, as of the date hereof, upon written notice to the Company. Any transferee of this Note hereby agrees to take such Note subject to all of the Company’s rights and privileges hereunder. In the event that there is more than one Holder, then the term “Holder” shall include all Holders. Notwithstanding the foregoing, no Holder of this Note (including the original Holder) may sell, transfer, assign, negotiate, pledge or otherwise dispose of all or any portion of this Note (or any of its rights or obligations hereunder) unless such sale, transfer, assignment, negotiation, pledge or other disposition complies with the requirements of the Subordination Agreement (it being understood and agreed that any sale, transfer, assignment, negotiation, pledge or other disposition made in violation of the Subordination Agreement shall be void ab initio).

11. Cancellation. After all principal, accrued interest and fees and expenses at any time owed on this Note, if any, has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

12. Payments.

(a) Subject to the Intercreditor Agreement, the Company shall pay principal and interest on this Note when due by wire transfer of immediately available funds in accordance with the instructions of the Holder previously delivered to the Company in writing.

(b) If any date for payment falls due on a day which is not a Business Day, then such payment date shall be extended to the next succeeding Business Day, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

(c) All payments (including prepayments) of principal, interest and other amounts required hereunder shall be made in immediately available lawful money of the United States of America and shall be made without setoff, recoupment, recission, counterclaim or deduction of any kind. Subject to the terms of the Intercreditor Agreement, each payment under this Note shall be credited first to unpaid fees and expenses, second to accrued and unpaid interest and then to the principal balance of this Note.

13. Mandatory Prepayments.

(a) Subject to the Intercreditor Agreement, if during any Fiscal Year (commencing with the Fiscal Year beginning January 1, 2020), the Company and its subsidiaries shall have received cumulative net cash proceeds during such Fiscal Year from one or more dispositions of property (other than dispositions in the ordinary course of business) of at least $250,000, not later than the third Business Day following the date of receipt of any such net cash proceeds in excess of such amount, the Company will make a prepayment of this Note in an amount equal to 100% of such net cash proceeds in excess of such amount.

(b) Subject to the Intercreditor Agreement, not later than the third Business Day following the date of the receipt by Company or any of its subsidiaries of the net cash proceeds from any sale or issuance of any indebtedness (other than any indebtedness permitted to incurred pursuant to the Senior Credit Agreement), the Company will make a prepayment of this Note in an amount equal to 100% of such net cash proceeds.

(c) Subject to the Intercreditor Agreement, not later than the third Business Day following the date of the receipt by Company or any of its subsidiaries of the net cash proceeds from any from any sale or issuance by the Company or any of its subsidiaries of its own equity interests, as the case may be (other than any sale or issuance to management, employees (or key employees) or directors pursuant to stock option or similar plans approved by the board of directors (or similar governing body) for the benefit of management, employees (or key employees) or directors generally), the Company will make a prepayment of this Note in an amount equal to 100% of such net cash proceeds.

14. Demand; Presentment. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest and diligence in taking any action to collect any amount due and owing hereunder, and shall be directly and primarily liable for the payment of all sums due and owing and which become due and owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount due and owing hereunder.

15. Notices. All notices, consents, waivers, demands and other communications required or permitted by this Note shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by e-mail with confirmation of transmission by the transmitting equipment; or (c) mailed to the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, e-mail address or person as a party may designate by notice to the other parties), provided that any notice sent by email shall be deemed received on the first Business Day following such confirmed transmission:

If to the Holder:

3 Belcher Street
Plainville, MA 02762
Attn: Stephen E. Meltzer, Esq.

with a copy to (which shall not constitute notice):

Hinckley, Allen & Snyder LLP
28 State Street
Boston, MA 02109
Attn: Jennifer V. Doran

If to the Company:

c/o Brookstone Partners

232 Madison Avenue, Suite 600

New York, New York 10016

Attn: Michael Toporek

with a copy to (which shall not constitute notice):

Nixon Peabody LLP
70 W. Madison St., Suite 3500

Chicago, IL 60602

Attn: Robert A. Drobnak

16. Governing Law; Jurisdiction. This Note, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Note, or the negotiation, execution or performance of this Note (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Note or as an inducement to enter into this Note), shall be governed by, and enforced in accordance with, exclusively the internal laws of the State of Delaware, including its statutes of limitations. Any suit, action or proceeding with respect to this Note, any such claim or cause of action or any judgment entered by any court in respect of any thereof, shall be brought exclusively in any federal or state court of competent jurisdiction located in the State of Delaware, and the Company and the Holder hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, claim, cause of action or judgment. Each of the Holder and the Company hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any such suit, action, proceeding, claim, cause of action or judgment brought in any such court, and hereby further irrevocably waives any claim that any such suit, action, proceeding, claim, cause of action or judgment brought in any such court has been brought in any inconvenient forum.

17. Amendments and Waivers. No amendment or waiver of any provision of this Note, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the party against which the enforcement of such amendment or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

18. No Strict Construction. The Company and the Holder have participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the Company and the Holder, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Note.

19. Waiver of Jury Trial. THE COMPANY AND THE HOLDER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR OF EITHER OF THEM SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION 17 HAVE BEEN FULLY DISCUSSED BY THE COMPANY AND THE HOLDER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE COMPANY NOR THE HOLDER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

20. Execution of Note. This Note may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Note and all of which, when taken together, shall be deemed to constitute one and the same agreement. Counterparts may be delivered by facsimile, electronic mail or other electronic submission.

[signature page follows]

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date set forth on the first page of this Note.

COMPANY:

TOTALSTONE, LLC

By:
Name:
Title:

[Signature Page to Earn-Out Note]